AGREEMENT FOR JOINT FILING

TA/Advent VIII L.P., Advent Atlantic and Pacific III L.P. and TA Venture Investors L.P., hereby agree that TA Associates shall file with the Securities and Exchange Commission a joint schedule 13G on behalf of the above-named parties concerning their beneficial ownership of Invitrogen Corporation.

Dated:

TA/ADVENT VIII L.P.
By:  TA Associates VIII LLC, its General Partner
By:  TA Associates, Inc. its Manager

By:
        Thomas P. Alber, Chief Financial Officer

ADVENT ATLANTIC & PACIFIC III L.P.
By:  TA Associates AAP III Partners L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
        Thomas P. Alber, Chief Financial Officer

TA VENTURE INVESTORS L.P.

By:
        Thomas P. Alber, Chief Financial Officer